Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 277 and Amendment No. 280 to the Registration Statement on Form N-1A of EA Series Trust and to the use of our report dated July 28, 2023 on the financial statements and financial highlights of Sparkline Intangible Value ETF, a series of EA Series Trust. Such financial statements and financial highlights appear in the 2023 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

September 28, 2023

4601 DTC BOULEVARD • SUITE 700

DENVER, COLORADO 80237

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338

www.spicerjeffries.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

We hereby consent, in the Prospectus and the Statement of Additional Information of Sparkline Intangible Value ETF (“ITAN”) (a “Fund”) of our report dated July 29, 2022 relating to our audit and to the reference to our Firm, the Prior Firm, the Trust’s “independent registered public accounting firm.”

Denver, Colorado

September 28, 2023